EXHIBIT 23.2

[T N Soong & Co. Letterhead]

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of O2Micro International Limited on Form S-8 of our report dated January 24, 2002, appearing in the Annual Report on Form 20-F of O2Micro International Limited for the year ended December 31, 2001.

/s/    T N Soong & Co.

T N Soong & Co.
Associate Member Firm of Deloitte Touche Tohmatsu effective April 22, 2002
Former Member Firm of Andersen Worldwide, S.C.
Taipei, Taiwan, Republic of China
August 19, 2002